AMENDED AND RESTATED BYLAWS
OF
CORINTHIAN COLLEGES, INC.
a Delaware Corporation

I. OFFICES

1.1	Registered Office. Registered Office. The registered office of this Corporation shall be in the City of Dover, County of Kent, Delaware and the name of the resident agent in charge thereof is the agent named in the Certificate of Incorporation until changed by the Board of Directors (the “Board”).

1.2	Principal Office. The principal office for the transaction of the business of the Corporation shall be at such place as may be established by the Board. The Board is granted full power and authority to change said principal office from one location to another.

1.3	Other Offices. The Corporation may also have an office or offices at such other places, either within or without the State of Delaware, as the Board may from time to time designate or the business of the Corporation may require.

1.4	Books. The books of the Corporation may be kept within or without the State of Delaware as the Board may from time to time determine or the business of the Corporation may require.

II. STOCKHOLDERS

2.1	Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board from time to time. Any other proper business may be transacted at the annual meeting.

2.2	Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board, or by a majority of the members of the Board. Special meetings of the stockholders may not be called by the stockholders.

2.3	Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Corporation’s certificate of incorporation or these Bylaws, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Notice to stockholders hereunder may be given by a form of electronic transmission in accordance with applicable law if consented to by the stockholders to whom the notice is given.

2.4	Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place, if any, or means of remote communication, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.5	Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 2.4 of these Bylaws until a quorum shall attend.

2.6	Voting.

(a)	Except as otherwise provided by the Corporation’s certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question and which shall have been held by and registered in the name of the stockholder on the books of this Corporation on the date fixed pursuant to Section 2.8 of these Bylaws as the record for the determination of stockholders entitled to notice of and to vote at a meeting.

(b)	Shares of its own stock belonging to this Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by this Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of this Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of this Corporation the pledgor shall have expressly empowered the pledge to vote thereon. Stock having voting power that is held of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants in common, tenants by entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”).

(c)	Any such voting rights may be exercised by the stockholder entitled thereto in person or by the stockholder’s proxy; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. The attendance at any meeting of a stockholder who may theretofore have given a proxy which is not irrevocable shall not have the effect of revoking the same, unless the stockholder shall attend the meeting and vote in person or deliver to the Secretary a revocation of the proxy or a new proxy bearing a later date. At any meeting of the stockholders at which a quorum is present all matters, except as otherwise provided in the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to this Corporation, or applicable law or pursuant to any regulation applicable to this Corporation or its securities, shall be decided by the vote of a majority in voting power of the stockholders present in person or by proxy and entitled to vote thereon. The vote at any meeting of the stockholders on any question need not be by written ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his or her proxy, if there be such proxy, and it shall state the number of shares voted.

2.7	Inspectors of Election. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his ability. The inspector or inspectors so appointed or designated shall (a) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (b) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law.

2.8	Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; and (b) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (x) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (y) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.9	List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of this Corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.9 or to vote in person or by proxy at any meeting of stockholders.

2.10	Stockholder Proposals and Nominations.

(a)	Annual Meetings of Stockholders.

(1)	Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to this Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or (C) by any stockholder of this Corporation who was a stockholder of record of this Corporation at the time the notice provided for in this Section 2.10 is delivered to the Secretary of this Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.10.

(2)	For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 2.10, the stockholder must have given timely notice thereof in writing to the Secretary of this Corporation and any such proposed business other than the nominations of persons for election to the Board must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of this Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by this Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election as a director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on this Corporation’s books, and of such beneficial owner, (2) the class and number of shares of capital stock of this Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (3) a representation that the stockholder is a holder of record of stock of this Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (4) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of this Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements of this Section 2.10 shall be deemed satisfied by a stockholder if the stockholder has notified this Corporation of his or her intention to present a proposal or nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by this Corporation to solicit proxies for such annual meeting. This Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of this Corporation.

(b)	Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to this Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to this Corporation’s notice of meeting (i) by or at the direction of the Board or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of this Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10 is delivered to the Secretary of this Corporation, who is entitled to vote at the meeting upon such election and who complies with the notice procedures set forth in this Section 2.10. In the event this Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in this Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Section 2.10 shall be delivered to the Secretary at the principal executive offices of this Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)	General.

(1)	Only such persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to be elected at an annual or special meeting of stockholders of this Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(2)(C)(4) of this Section 2.10) and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 2.10, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of this Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by this Corporation. For purposes of this Section 2.10, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2)	For purposes of this Section 2.10, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by this Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)	Notwithstanding the foregoing provisions of this Section 2.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10. Nothing in this Section 2.10 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals or nominations in this Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

2.11	Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of this Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The chairman of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.12	Written Consent by Stockholders. No action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, and the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

2.13	Participation at Stockholder Meetings by Remote Communications. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

III. BOARD OF DIRECTORS

3.1	Powers. The Board shall have the power to manage or direct the management of the property, business and affairs of the Corporation, and except as expressly limited by law, to exercise all of its corporate powers.

3.2	Number; Qualifications. The number of directors constituting the entire Board shall be not less than three nor more than nine, the exact number thereof to be determined from time to time by resolution of the Board; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director then in office. Directors need not be stockholders.

3.3	Vacancies and Newly Created Directorships. All vacancies and newly created directorships resulting from any increase in the authorized number of directors, as well as any other vacancies, shall be filled exclusively by a majority of the directors in office immediately prior to such increase.

3.4	Resignation. Any director of this Corporation may resign at any time by giving notice in writing or by electronic transmission to the Board or to the Secretary of this Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it shall take effect immediately upon its receipt by the Board or the Secretary; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.5	Regular Meetings. Regular meetings of the Board may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined, notices thereof need not be given.

3.6	Special Meetings. Special meetings of the Board may be held at any time or place within or without the State of Delaware, and for any purpose permitted by law, by the Chairman of the Board (or, if the Board does not appoint a Chairman of the Board, the President), or by the Secretary on the written request of any two members of the Board unless the Board consists of only one director in which case the special meeting shall be called on the written request of the sole director, which meetings shall be held at the time and place designated by the person or persons calling the meeting. Notice of a special meeting of the Board shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting. Any such notice may be given by mail, by telegraph, by telephone, by facsimile, by personal service, or by any combination thereof as to different directors.

3.7	Telephonic Meetings Permitted. Members of the Board, or any committee designated by the Board, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

3.8	Quorum; Vote Required for Action. At all meetings of the Board a majority of the entire Board shall constitute a quorum for the transaction of business. Except in cases in which the Corporation’s certificate of incorporation or these Bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

3.9	Organization. Meetings of the Board shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the Chief Executive Officer, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

3.10	Written Consent by Directors. Unless otherwise restricted by the Corporation’s certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee.

3.11	Compensation. Unless otherwise restricted by the Corporation’s certificate of incorporation or these Bylaws, the Board shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

IV. COMMITTEES

4.1	Committees. The Board may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Delaware Law to be submitted to the stockholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.2	Committee Rules. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article III of these Bylaws.

V. OFFICERS

5.1	Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies; Remuneration. The Board shall elect a Chief Executive Officer, a President and a Secretary of the Corporation. The Board may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. The officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. Any officer may resign at any time upon written notice to the Corporation. The Board may remove any officer with or without cause at any time. Any number of offices may be held by the same person. Any officer may resign at any time by giving notice to the Board, the President or Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting. The remuneration of all officers of the Corporation shall be fixed from time to time by the Board unless otherwise delegated by the Board to a particular committee of the Board. The officers of the Corporation need not be stockholders of the Corporation, nor, except in the case of the Chairman of the Board, need such officers be directors of the Corporation.

5.2	Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

VI. STOCK

6.1	Certificates of Stock; Uncertificated Shares.

(a)	The shares of stock of this Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to this Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate, in such form as the Board shall prescribe, signed by, or in the name of this Corporation by the Chairman or Vice Chairman of the Board, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of this Corporation representing the number of shares registered in certificate form. Any of or all of the signatures on the certificates may be by facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by this Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue.

(b)	A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to this Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.4 of these Bylaws. In the event of a transfer or exchange of uncertificated shares, such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Company.

6.2	Transfers of Stock. Upon surrender to this Corporation or the transfer agent of this Corporation of a certificate representing shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, this Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The person in whose name shares of stock are registered on the books of this Corporation shall be deemed the owner thereof for all purposes as regards this Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to this Corporation for transfer or uncertificated shares are requested to be transferred, both the transferee and the transferor request this Corporation to do so.

6.3	Regulations. Subject to the provisions of the Certificate of Incorporation and these Bylaws, the Board may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the stock of this Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

6.4	Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

VII. INDEMNIFICATION

7.1	Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of Delaware, as the same exist or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

7.2	Right of Claimant to Bring Suit. If a claim under Section 7.1 of these Bylaws is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

7.3	Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

7.4	Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

7.5	Expenses as a Witness. To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

7.6	Indemnity Agreements. The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the full extent permitted by Delaware law.

7.7	Amendment or Repeal. Any amendment, repeal or modification of this Article VII shall not adversely affect any right or protection hereunder of any person with respect to any act or omission occurring prior to the time of such amendment, repeal or modification.

VIII. CONTRACTS; CHECKS; DRAFTS; BANK ACCOUNTS

8.1	Execution of Documents. The Board shall designate, by either specific or general resolution, the officers, employees and agents of the Corporation who shall have the power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation.

8.2	Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or Treasurer, or any other officer of the Corporation to whom power in this respect shall have been given by the Board, shall select.

8.3	Proxies with Respect to Stock or Other Securities of Other Corporations. The Chief Executive Officer, the President or any other officer of the Corporation designated by the Board shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent with respect to such stock or securities. Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its powers and rights.

IX. MISCELLANEOUS

9.1	Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

9.2	Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board. It shall not be necessary to the validity of any instrument executed by any authorized officer or officers of the Corporation that the execution of such instrument be evidenced by the corporate seal, and all documents, instruments, contracts and writings of all kinds signed on behalf of the Corporation by any authorized officer or officers shall be as effectual and binding on the Corporation without the corporate seal, as if the execution of the same had been evidenced by affixing the corporate seal thereto. The Board may give general authority to any officer to affix the seal of the Corporation and to attest the affixing by signature.

9.3	Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

9.4	Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other Corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

9.5	Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

9.6	Amendment of Bylaws. In addition to the other powers expressly granted by statute, the Board of the Corporation shall have the power to adopt, amend, alter, change or repeal these Bylaws by the vote of a majority of the members of the Board of the Corporation then in office. The stockholders may adopt, amend or repeal these Bylaws only by the affirmative vote of not less than sixty-six and two-thirds percent (66-2/3%) of the total voting power of all outstanding capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

9.7	Dividends. Subject to limitations contained in Delaware law and the Corporation’s certificate of incorporation, the Board may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.